SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                          ______________________

                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)       February 18, 2000
                                                _____________________________

                           Pennwood Bancorp, Inc.
_____________________________________________________________________________
            (Exact Name of Registrant as Specified in Charter)


      Pennsylvania                0-21939                    25-1783648
_____________________________________________________________________________
(State or Other Jurisdiction   (Commission              (IRS Employer
 of Incorporation)              File Number)              Identification No.)



  683 Lincoln Avenue, Pittsburgh, Pennsylvania                      15202
_____________________________________________________________________________
(Address of Principal Executive Offices)                          (Zip Code)


                              (412) 761-1234
_____________________________________________________________________________
            (Registrant's telephone number, including area code)


                              Not Applicable
_____________________________________________________________________________
  (Former Name or Former Address, if Changed Since Last Report)



ITEM 5.  OTHER EVENTS

     On February 18, 2000, Fidelity Bancorp, Inc., a Pennsylvania corporation ("Fidelity"), and Pennwood Bancorp, Inc. ("Pennwood") issued a joint press release announcing the execution of a definitive Agreement and Plan of Merger dated February 18, 2000 between Pennwood and Fidelity (the "Merger Agreement"). Under the terms of the Merger Agreement, Pennwood will merge with a to-be-formed wholly owned subsidiary of Fidelity (the "Merger") with Pennwood being the survivor thereof. Immediately following the Merger, Pennwood will merge with and into Fidelity with Fidelity being the survivor, and Pennwood Savings Bank, a wholly owned subsidiary of Pennwood, will merge with and into Fidelity Bank, a wholly owned subsidiary of Fidelity.

     Pursuant to the Merger Agreement, each issued and outstanding share of Pennwood common stock, par value $0.01 (other than dissenting shares), shall be converted into and represent the right to receive $13.10 in cash. However, any shares of Pennwood common stock owned beneficially or as of record by either Fidelity or Pennwood or any of their subsidiaries (other than shares held in a fiduciary capacity for the benefit of third parties or as a result of debts previously contracted) shall be canceled. Concurrently with the consummation of the Merger, all unvested stock options and grants of restricted stock awarded under Pennwood's Stock Option Plan and Recognition and Retention Plan, respectively, will immediately vest. Each holder of an option to purchase Pennwood common stock will have the option to (i) convert such option into an option to purchase shares of Fidelity common stock or (ii) receive cash in an amount equal to the difference between $13.10 and the option exercise price. If an option holder elects to convert his or her Pennwood option, the option holder's converted option will maintain in all material respects the same economic equivalent position he or she had with the Pennwood options.

     The Merger is intended to qualify as a tax-free reorganization under the Internal Revenue Code of 1986, as amended. The receipt of cash by the stockholders of Pennwood will be a taxable event for the stockholders.

     Consummation of the Merger is subject to various conditions, including:
(1) receipt of approval by the stockholders of Pennwood; (2) receipt of all requisite regulatory approvals; and (3) satisfaction of certain other conditions. Each of the directors of Pennwood has executed a voting agreement whereby they have agreed, subject to the exercise of their fiduciary duties, to vote all of the shares of Pennwood common stock they own or over which they exercise full voting control (excluding shares over which they have voting control in a fiduciary capacity) in favor of the Merger Agreement.

     Under the terms of the Merger Agreement, Fidelity may obtain, within certain time frames set forth in the Merger Agreement, environmental investigations of any of the real property owned or leased by Pennwood. In the event such investigations determine that remedial action is required by applicable law or recommended or prudent in light of serious life, health or safety issues, Fidelity may terminate the Merger Agreement if the aggregate estimated cost of such remedial action exceeds $150,000.

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     Under certain circumstances, if the Merger Agreement is terminated by
Fidelity in the manner and for the reasons permitted by the Merger Agreement before the consummation of the Merger, Pennwood may be required to pay Fidelity $377,000 in immediately available funds.

     The Merger Agreement and the press release announcing the Merger issued on February 18, 2000 are attached as exhibits to this report and are incorporated herein by reference. The foregoing summary of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to such agreement.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a) and (b) not applicable.

         (c)  The following exhibits are filed with this report:


              Exhibit Number                         Description
              --------------                         -----------


              2.1                                Agreement and Plan of
                                                 Merger, dated as of February
                                                 18, 2000, between Fidelity
                                                 and Pennwood, excluding
                                                 exhibits thereto


              99.1 Press Release issued on February 18, 2000 with respect to the Merger
                                                 Agreement










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                                 SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   PENNWOOD BANCORP, INC.



Date:  February 24, 2000           By:  /s/  Paul S. Pieffer
                                        --------------------------
                                        Paul S. Pieffer
                                        President and Chief Executive Officer





















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